SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2008

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 18, 2009, Thomas Properties Group, Inc. (Thomas Properties), together with its wholly owned subsidiary Thomas Properties Group, L.P. entered into amended and restated employment agreements with its President and CEO, James A. Thomas, its Executive Vice Presidents, Thomas Ricci, Randall Scott and John Sischo, and its Chief Financial Officer, Diana Laing (the “Amended Employment Agreements”). The Amended Employment Agreements have been revised to take into consideration Section 409A of the I.R.C., update salaries and provide for a three-year term for Mr. Thomas, and five-year terms for each of the other executive officers.

The Amended Employment Agreements are attached hereto as Exhibits 10.38, 10.39, 10.40, 10.41 and 10.42.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.38 —	Amended and Restated Employment Agreement between the Registrant and Mr. James A Thomas.

10.39 —	Amended and Restated Employment Agreement between the Registrant and Mr. Thomas S. Ricci.

10.40 —	Amended and Restated Employment Agreement between the Registrant and Mr. Randall L. Scott.

10.41 —	Amended and Restated Employment Agreement between the Registrant and Mr. John R. Sischo.

10.42 —	Amended and Restated Employment Agreement between the Registrant and Ms. Diana M. Laing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

December 22, 2008

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